Exhibit 99.2
FY09 Q3 Conference Call April 21, 2009

Forward-Looking Statement Page 1 Statements in this release that are not historical are forward-looking and are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Words such as "anticipates", "expects", "believes", "intends", "plans", "projects", "estimates", and similar expressions are used to identify these forward-looking statements. Forward- looking statements are based on currently available information and include, among others, the discussion under "Outlook." These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions including those associated with the operation of our business, including the risk that customer demand will decrease either temporarily or permanently, whether due to the Company's actions or the demand for the Company's products, and that the Company may not be able to respond through cost reductions in a timely and effective manner; the risk that the value of our inventory may decline; price cutting, new product introductions and other actions by our competitors; fluctuations in the costs of raw materials that the Company is not able to pass through to customers because of existing contracts or market factors; the availability of credit and general market liquidity; fluctuations in currency exchange rates; the financial condition of our customers; the challenges attendant to plant closings and restructurings, including the difficulty of predicting plant closing and relocation costs, the difficulty of commencing or increasing production at existing facilities, and the reactions of customers, governmental units, employees and other groups, the challenges attendant to plant construction; and the ability to realize cost savings from restructuring activities. Other factors, risks and uncertainties are set forth in Item 1A "Risk Factors" of the Company's Form 10-K for the year ended June 30, 2008, and disclosed in the Form 10-Q for the quarters ended September 30, 2008 and December 31, 2008, which are incorporated by reference and in other reports that Molex files or furnishes with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements. As a result, this release speaks only as of its date and Molex disclaims any obligation to revise these forward-looking statements or to provide any updates regarding information contained in this release resulting from new information, future events or otherwise.

Non-GAAP Financial Measures In Molex Incorporated's ("Molex" or the "Company") conference call on April 21, 2009 regarding the Company's financial results for the fiscal quarter ended March 31, 2009 and the following slides, Molex may refer to non-GAAP financial measures to describe earnings for such periods excluding the items referenced in the relevant slides used during this conference call. This is in addition to disclosing the most directly comparable measure for such periods determined in accordance with generally accepted accounting principles, or GAAP. Molex believes that these non-GAAP financial measures provide useful information to investors because they provide information about the estimated financial performance of Molex's ongoing business and provide for greater transparency of supplemental information used by management in its financial and operational decision-making. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the relevant slides reconciling the non-GAAP financial measures intended to be used in the conference call to the most comparable GAAP measure. Page 2

Revenue Trend (US$ in millions) Page 3 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 822 872 839 667 506

Change in Revenue by Industry - March Quarter Page 4 Sequential YOY % of Revenue Automotive -23% -54% 14% Data -24% -34% 23% Telecom -27% -38% 27% Consumer Elect. -25% -27% 21% Industrial -20% -40% 12% Medical -21% -37% 3% TOTAL -24% -38% 100%

Orders Oct Nov Dec Jan Feb Mar 243 174 145 148 152 175 Jan Feb Mar Apr MTD 7.03 7.6 7.8 8.5 (US$ in millions) Page 5 Monthly Daily Average

Jan Feb Mar JAE 31 46 54 TYCO 40 42 54 Source: JEITA Page 6 Japanese Connector Company Orders Compare with previous year Percent Molex Japan in Red

Financial Summary - GAAP (US$ in millions, except per-share data) Page 7 March 2009 March 2008 Net Revenue $505.5 $822.3 Gross Margin 18.5% 30.9% SG&A % 27.5% 20.4% Interest Income $0.3 $2.1 Other Income $3.2 $4.5 Pretax Income (Loss) ($86.5) $86.9 Effective Tax Rate 32.3% 42.1% Net Income (Loss) ($58.6) $50.3 % of Sales (11.6%) 6.1% E.P.S. ($0.34) $0.28 Avg. Shares Outstanding 173,228 180,086

GAAP to Non-GAAP Reconciliation Page 8 March Quarter Pretax After-Tax EPS GAAP ($86.5) ($58.6) ($0.34) Restructuring Charge $44.3 $34.0 $0.20 Non-GAAP ($42.2) ($24.6) ($0.14)

Balance Sheet and Operating Metrics (US$ in millions) Page 9 Mar 31, 2009 Dec 31, 2008 Cash & Marketable Securities $505.9 $457.7 Accounts Receivable $444.6 $600.9 Receivable Days Outstanding 75 days 87 days Inventory $360.8 $448.1 Inventory Days Outstanding 90 days 91 days Total Debt $286.1 $301.9 Capital Expenditures $31.3 $51.3 Research & Development $34.9 $41.2

Gross Margin Trend Page 10 Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 0.309 0.31 0.297 0.264 0.185

SG&A Expense Trend Page 11 (% of revenue) Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 167.6 171.1 166.4 144.6 139.1 20.4% 19.6% 19.8% 21.7% 27.5%

Page 12 Capital Expenditure Trend (% of revenue) Q3 08 Q4 08 Q1 09 Q2 09 Q3 09 61 71.2 45.3 51.3 31.1 7.4% 8.2% 5.4% 7.7% 6.1%

Page 13

Restructuring Plan Update

	FY08	FY09	FY10	FY11	TOTAL
Cost	$68M	$156M	$21M	-	$245M
Savings	$25M	$55M	$90M	$30M	$200M

	Mar YTD	Q4	FY09
Cost	$106M	$50M	$156M
Savings	$35M	$20M	$55M

molex

Restructuring 25% headcount reduction since Q1 Voluntary retirement program announced in Japan Consolidation of 5 product divisions into 3 Additional facility closings since Q2 One plant in Japan One plant in Korea Page 14

Outlook Page 15 June Fiscal Quarter Revenue $525 to $575 Million Customer orders Increasing sequentially Gross margin Increasing sequentially

GAAP Reconciliation of Free Cash Flow and Net Cash FREE CASH FLOW Q3 Cash Flow from Operations $121.3 Capital Expenditures (31.3) Free Cash Flow 90.0 NET CASH Q3 Cash and Cash Equivalents $457.5 Marketable Securities 48.4 Current Portion of Long-Term Debt (280.9) Long Term Debt (5.2) Net Cash 219.8